                                                                    EXHIBIT 10.8

                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of September 26, 1997, by and between Grip Technologies, Inc., a California corporation ("Company"), and Victor Afable, an individual ("Employee").


                                    RECITALS
                                    --------

     A. The Company desires to employ Employee upon the terms and subject to the conditions contained in this Agreement.

     B. Employee desires to be hired and employed by the Company upon the terms and subject to the conditions contained in this Agreement.


                              TERMS AND CONDITIONS
                              --------------------

         NOW, THEREFORE, the parties hereto agree as follows:

     1.  Employment.  The Company hereby employs Employee, and Employee hereby
         ----------
agrees to be employed by the Company, as the Vice President-Sales & Marketing on the terms and subject to the conditions set forth herein. Employee shall perform such duties for the Company as may be assigned to him from time to time by the executive officers or Board of Directors of the Company. Employee agrees to devote all of his working time and effort to the performance of his duties hereunder during normal business hours. Employee further agrees to perform his duties hereunder in an efficient, faithful, loyal and business like manner and to conduct himself at all times during the term of this Agreement in a manner which does not damage or otherwise adversely reflect upon the business reputation or integrity of the Company. The Company and Employee acknowledge and agree that Employee is expressly directed and instructed not to bring, use or employ any trade secrets or other proprietary or confidential information of his prior employer in connection with the performance of his duties to the Company hereunder.

     2.  Term and Termination.
         --------------------

         2.1  Term.  The term of Employee's employment with the Company shall
              ----
commence as October 6, 1997 ("Commencement Date") and, subject to the earlier termination as provided in Section hereof, shall expire at the close of business on September 30, 2002 ("Expiration Date").

          2.2  Termination.  Notwithstanding the Expiration Date set forth in
               -----------
Section hereof, the employment of Employee shall be terminated upon the occurrence of any of the following events, to be effective as of the date hereinafter specified, and the term of this Agreement shall thereupon terminate, subject to the executory duties and obligations contained herein but in no event shall the Company be obligated to pay or provide Employee any compensation or other benefits beyond the date of termination:

              (a) The Company may, at any time, immediately terminate Employee for "just cause". For purposes hereof, "just cause" includes, but is not limited to, misconduct, dishonesty, extended absences, violation of Company policies and procedures, violation of any laws or Company policies or procedures regarding or related to sexual harassment or discrimination in connection with his work or another employee of the Company, improper disclosure of Confidential Information (as that term is defined in Section below), or any material and continuing failure of Employee to perform his duties under this Agreement (except as a result of death or Total Disability). Any termination for "just cause" shall become effective immediately upon written notice from the Company to Employee describing, in reasonable detail, the events or circumstances allegedly constituting "just cause".

              (b) The death of Employee shall immediately terminate his employment with the Company and this Agreement.

              (c) The "Total Disability" of Employee shall terminate his employment with the Company. For purposes of this Agreement, a condition of "Total Disability" shall exist if Employee is unable or unwilling to perform his duties hereunder, or it is determined by a medical doctor retained by the Company that he would be unable to perform his duties hereunder, for a period of at least three (3) consecutive months by reason of any medically determinable physical or mental impairment. The termination shall be effective as of the date it is first determined that Employee has suffered a total disability.

          2.3  Terminable at Will Employment at Expiration of Term.  The parties
               ---------------------------------------------------
hereto agree that if this Agreement is not extended or superceded, in either case by another written instrument, and Employee continues his employment with the Company beyond the Expiration Date, then, from and after the Expiration Date the employment of Employee shall be terminable at will at any time, with or without reason or cause, irrespective of Employee's longevity, upon the giving of sixty (60) days' prior written notice to the other party.

          2.4  No Additional Rights Conferred.  Except as expressly provided in
               ------------------------------
this Agreement, nothing contained herein or in any other agreement concurrently or subsequently entered into between the Company and Employee, such as Stock Option Agreement(s), shall confer upon Employee any right with respect to the continuation of his employment by the Company or interfere in any way with the right of the Company to terminate his employment at any time or to increase or decrease the compensation or other perquisites payable to Employee. The inclusion of this
Section in this Agreement is not a promise, inducement, covenant or representation by the Company that it has agreed or will agree at any time in the future to enter into any other or additional agreements with Employee with respect to any matter.

     3.  Compensation.
         ------------

         3.1  Signing Bonus.  Upon execution of this Agreement, the Company
               -------------
agrees to pay Employee a signing bonus in the amount of $3,000 less all applicable federal and state withholding taxes, F.I.C.A., unemployment and disability premiums or payments and all other applicable payroll taxes.

         3.2  Base Salary.  As compensation for his employment hereunder,
              -----------
Employee shall receive from the Company a base salary of $100,000 per annum.
The base salary shall be paid semi-monthly in accordance with the Company's usual payroll practices. The amount actually paid to Employee shall be the base salary less all applicable federal and state withholding taxes, F.I.C.A., unemployment and disability premiums or payment and all other applicable payroll taxes. Payment of Employee's base salary for the first twelve (12) months of his employment will be guaranteed by Sam G. Lindsay pursuant to a separate Guaranty, in the form attached hereto as Exhibit and incorporated herein by this reference.

         3.3  Bonuses.  Employee will be entitled to receive bonuses in
              -------
accordance with the bonus program described in Exhibit attached hereto and incorporated herein by this reference.

     4.  Major Medical Health Program.  Employee shall be entitled to
         ----------------------------
participate in any major medical-health program or other group medical insurance program in which the Company is enrolled at any time, or from time to time, subject to the terms of the program or plan and any applicable waiting probationary period and any pre-existing conditions.

     5.  Stock Options.  On a date during calendar 1997 to be mutually agreeable
         -------------
between the Company and Employee, the Company will grant to Employee an incentive stock option under the Company's 1994 Stock Option Plan covering 100,000 shares of Common Stock. On a date during calendar 1998 to be mutually agreeable between the Company and Employee, the Company will grant to Employee another incentive stock option under the Company's 1994 Stock Option Plan covering an additional 100,000 shares of Common Stock. Each stock option shall vest in equal amounts over a three-year period from the Commencement Date. The exercise price for such stock options shall be the Fair

Market Value of shares of Common Stock of the Company on the date of grant. The stock options shall be subject to the term of the Company's 1994 Stock Option Plan, as amended, and separate Stock Option Agreements between the Company and Employee, in the form attached hereto as Exhibit and incorporated herein by this reference. In addition, Sam G. Lindsay, will grant Employee the right and option to purchase up to 100,000 shares of Common Stock of the Company pursuant to the terms of that certain letter agreement, attached hereto as Exhibit and incorporated herein by this reference.

     6.  Relocation Expense.  The Company agrees to reimburse Employee for his
         ------------------
reasonable moving expenses, in an amount estimated to be approximately $7,000.

     7.  Country Club.  The parties acknowledge and understand that Employee's
         ------------
duties and responsibilities will involve meetings and contacts with customers and prospective customers, and that access to a country club would facilitate such meetings and contacts and would provide an appropriate venue for the golf-related business of the Company. In furtherance thereof, the Company agrees to purchase a corporate membership in Shadow Ridge Country Club, to permit Employee to use such membership during the term of his employment and to pay Employee's monthly dues therefor during the term of his employment.

     8.  Reimbursement for Expenses.  The Company shall reimburse Employee, from
         --------------------------
and after the commencement of his employment, for his ordinary and necessary business expenses incurred with respect to the business of the Company, including reasonable expenses incurred for Company authorized travel, in accordance with policies and procedures adopted by the Company from time to time. In addition, the Company agrees to reimburse Employee for the use tax and registration fee to initially register his automobile in California. Under no circumstance will Employee be entitled to reimbursement of any expense unless and until he submits complete and accurate substantiation of that expense, together with a detailed explanation of the nature and purpose of the expense and the person or persons involved.

     9.  Location.  Employee understands that the principal executive offices of
         --------
the Company are currently located in Irvine, California and that he will be located at the Company's production facilities in Vista, California. The Company may relocate either Employee or its production facilities to any other location within Orange or San Diego counties as the Company may reasonably determine. Employee approves in advance his initial location at Vista and any such relocation.

     10.  Employees Manual.  To the extent the Company has or at any time
          ----------------
hereafter adopts an Employees Manual, or modifies its Employees Manual from time to time, the provisions of the Employees Manual, as so modified, are incorporated herein and made a part of this Agreement and Employee hereby agrees to be bound by and to comply with all of the terms, conditions, rules and regulations set forth therein.

     11.  Tax Compliance Matters.  The parties hereto agree that it shall be the
          ----------------------
responsibility of Employee to keep all appropriate records with respect to any business related expenses incurred by Employee in connection with the performance of his duties hereunder including the automobile allowance. It shall be further understood and agreed that the Company, to the extent required by applicable law, will report the payment or providing of any benefits or perquisites to Employee in accordance with applicable laws and regulations and, if required, will make appropriate payroll deductions with respect thereto. It will be Employee's sole responsibility to report such benefits and perquisites, to the extent applicable, as income. To the extent that Employee has not accounted to the Company for any benefits or perquisites to enable the Company to determine whether or not reporting or payroll deductions are appropriate, and the Company later determines that reporting or deduction was appropriate, then Employee agrees to indemnify and hold the Company harmless from and with respect to any liability which the Company incurs in connection therewith, including, without limitation, the tax-affected amount of the deduction and all penalties and interest with respect thereto.

     12.  Covenant of Nondisclosure and Non-use.
          -------------------------------------

          12.1  Confidential Information.  Employee understands and acknowledges
                ------------------------
that he will be advised by the Company from time to time of certain matters, and will be provided access to certain documents and information, which are trade secrets or which the Company deems to be proprietary and confidential ("Confidential Information"), whether heretofore or hereafter obtained by Employee while providing services to the Company, and whether or not Employee assists the Company in the development of any such Confidential Information. Employee agrees to maintain the confidentiality of any Confidential Information provided to him in connection with the performance of his duties under this Agreement; provided, however, such obligation shall terminate upon the occurrence of any of the following: (i) where such information now or hereafter becomes part of the public domain, and Employee has not obtained or learned such information as a result of "misappropriation" or "improper means", as those terms are defined in California Civil Code Section 3426.1; (ii) such information is already in the possession of Employee at the time of the disclosure so long as it was acquired otherwise than by "misappropriation" or "improper means";
(iii) such information hereafter comes into the possession of Employee from a third party without breach of this covenant; or (iv) such information is independently developed by Employee without otherwise violating this Agreement. Notwithstanding any of the foregoing, under no circumstance will Employee use or disclose any ideas, concepts, themes, inventions, designs, improvements and discoveries conceived, developed or written by him pursuant to this Agreement or in connection with this Agreement; all rights to which shall belong to the Company.

          12.2  Return of Materials.  Employee further agrees that at the
                -------------------
termination or expiration of this Agreement, he will not take, without the prior written consent of the Company, tangible manifestations of the Confidential Information on any memoranda, notes (whether or not prepared by Employee during the course of his engagement by the Company), extracts, summaries, plats, sketches, plans, data, lists, manuals, schedules, forms, programs, tapes, disks or other documents, papers, media or records of any kind relating to or used in the Company's business, or any reproductions thereof.

          12.3  Unfair Competition.  Any violation of this Section  shall be
                ------------------
deemed to be unfair competition, in addition to any other rights or remedies which the Company may have against Employee.

     13.  Nonsolicitation of Customers, Etc.  During the term of this Agreement
          ---------------------------------
and for a period of one (1) year following its termination or expiration, Employee agrees not to influence or solicit, or attempt to influence or solicit, any of Company's customers, suppliers, vendors, lessees or any others having business with the Company, either directly or indirectly, to divert their business to any other person, firm or business similar to or in competition with the Company.

     14.  Organizing Competitive Business.  Employee agrees that during the term
          -------------------------------
of this Agreement, Employee will not undertake the planning or organization of any business activity similar to or competitive with the business of the Company. Employee further agrees that he will not, for a period of one (1) year following the termination of this Agreement, either directly or indirectly, solicit any of the Company's employees to work for or with Employee, or his affiliates, or any other corporation, entity or individual, in a business similar to or competitive with the Company or to work for a competitor of the Company.

     15.  Notices.  All notices, requests, demands and other communications
          -------
required or contemplated hereunder shall be in writing, shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed to have been given upon the earlier of
(a) the date of personal delivery to the person to receive such notice at the address indicated below or (b) if mailed to the person to receive such notice at the address indicated below, four (4) business days after the date of posting by the United States Post Office as evidenced by the execution of the return receipt. The parties addresses, for all purposes hereof, are as follows:

               Company:      Grip Technologies, Inc.
                             10 Corporate Park, Suite 130
                             Irvine, California  92714-5140

               Employee:     Victor Afable
                             12781 Springbranch Drive
                             Laurinburg, North Carolina 28352

Notice of change of address shall be given by written notice but shall not be deemed effective until it has been given in the manner detailed in this Section.

     16.  Applicable Law; Venue.  This Agreement shall be governed by,
          ---------------------
interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of California applicable to agreements made and to be performed wholly within the State of California. The sole forum for resolving disputes arising under or relating to this Agreement shall be the Municipal and Superior Courts for the County of Orange, California, or the Federal District Court for the Central District of California and all related appellate courts, and the parties hereby consent to the jurisdiction of such courts and agree that venue shall be in Orange County, California; provided, however, if the Company relocates its principal executive offices to another county within the State of California, then the appropriate venue shall be the state or federal courts of such county.

     17.  Attorneys' Fees and Litigation Costs.  If any suit, legal proceeding
          ------------------------------------
or other action is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover its or his reasonable attorneys' fees and other costs incurred in such proceeding or action, in addition to any other relief to which it or he may be entitled.

     18.  Waivers.  No waiver of any breach or default hereunder, or of any
          -------
condition precedent to the performance of any obligation hereunder, shall be considered valid unless in writing and signed by the parties giving such waiver or against whom such waive is to be enforced, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     19.  Partial Invalidity and Severability.  If any provision of this
          -----------------------------------
Agreement shall be held or deemed to be, or shall, in fact, be inoperative or unenforceable as applied in any particular case because if conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, sections or subsections of this Agreement shall not affect the remaining portions thereof.

     20.  Interpretation.  The parties hereto acknowledge and agree that each
          --------------
has been given the opportunity to independently review this Agreement with legal counsel, and has the requisite experience and sophistication to understand, interpret and agree to the particular language of the provisions hereof. In the event of any ambiguity in or dispute regarding the interpretation of this Agreement, or any provision hereof, the interpretation of this Agreement shall not be resolved by any rule providing for interpretation against the party who causes the uncertainty to exist or against the party who is the draftsman of this Agreement.

     21.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     22.  Entire Agreement; Amendment.  This Agreement contains the entire
          ---------------------------
understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous written or oral negotiations or agreements between them regarding the subject matter hereof. No addition, modification or amendment of or to any term or provision of this Agreement, or to this Agreement as a whole, shall be effective unless set forth in writing and signed by all the parties hereto.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above mentioned.

GRIP TECHNOLOGIES, INC., a
  California corporation


By: ____________________________         ________________________________
            Sam G. Lindsay                        Victor Afable
              President

                                   EXHIBIT A

                                   Guaranty



                              September 26, 1997



 Mr. Victor Afable
 12781 Springbranch Drive
 Laurinburg, North Carolina 28352

 Dear Victor:

      The purpose of this letter is to memorialize and confirm my commitment and agreement to personally guaranty payment of $100,000 of your annual base salary payable to you by Grip Technologies, Inc., a California corporation (the "Company"), pursuant to your Employment Agreement during the first twelve (12) months of your employment by the Company.

      My commitment and agreement is as follows:

      1. If the Company fails, refuses or is unable, for any reason, to pay any portion of your annual base salary during the first twelve (12) months of your employment by the Company, I will pay you your base salary at such time(s) and in such amount(s) as the Company was obligated under the Employment Agreement; provided, however, if your employment is terminated for cause or as a result of your death or disability, or if you voluntarily terminate your employment, then my guarantee immediately terminates and no further payment(s) are due from me for any period following the date of such occurrence.

      2. My maximum obligation to you is $100,000, and this maximum amount decreases with each payment by the Company during the first twelve (12) months of your employment by the Company in an amount equal to the amount actually paid to you plus the amount of all employer payroll withholdings paid by the Company.

      3. If the Company terminates your employment without cause during the first twelve months of your employment, and subsequently during the remaining portion of

Mr. Victor Afable
September 26, 1997
Page 2


that twelve (12) month period you are employed or are hired as a consultant, then my guarantee immediately terminates and no further payment(s) are due from me for any period following the date of such occurrence.

      If the foregoing is acceptable to you, please indicate your agreement by dating and signing the enclosed copy of this letter and returning it to me at your earliest convenience.

                                 Very truly yours,



                                 Sam G. Lindsay
SGL/cm

Agreed to and accepted on
  September 26, 1997


--------------------------
      Victor Afable

                                   EXHIBIT B

                                 Bonus Program


      The Company agrees to pay Employee the following bonuses:

      1. For all new sales generated by Employee during the initial term of his Employment Agreement with the Company, Employee shall be paid a bonus equal to two percent (2%) of the first year's sales and one percent (1%) of the second year's sales. Such bonuses are payable within forty-five (45) days following the end of each fiscal quarter of the Company. For purposes hereof, the term "new sales generated by Employee" means the net amount paid to the Company from sales of golf grips generated by Employee to new customers, or to existing customers for new product lines, if said new product lines are in addition to existing product lines rather than substitutions for existing product lines.
For purposes hereof, a customer is a new customer if the Company is not presently doing business with, and has not done business with that customer during the past twelve (12) months (determined from the date of the Employment Agreement), or is not actively involved with such customer (determined as of the date of the Employment Agreement) in the development of a product for such customer.

      2. In addition to the foregoing, Employee shall be paid a bonus equal to one percent (1%) of all golf grip sales in excess of $5.5 million in each fiscal year of the Company, payable annually following completion and release of the Company's audited annual financial statements.

                                   EXHIBIT C

                             Stock Option Agreement


                       INCENTIVE STOCK OPTION AGREEMENT               ISO-_____


          THIS INCENTIVE STOCK OPTION AGREEMENT ("Agreement") is made and entered into on ___________________________________, 1997, by and between Grip
Technologies, Inc., a California corporation ("Company") and Victor Afable ("Optionee").

1.  Grant of Option.  The Company hereby irrevocably grants to the
    ---------------
    Optionee, on the terms and subject to the conditions set forth in this Agreement and subject to the terms and conditions of the Company's 1994 Stock Option Plan, as amended ("Plan"), the right the option ("Option") to purchase all or any part of an aggregate of 100,000 shares ("Option Shares") of the Company's common stock, such number being subject to adjustment as provided in Section hereof. It is understood by the parties hereto that the Option is intended to qualify as an "incentive stock option" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). It is further understood by the parties hereto that the Option has been granted as a matter of separate inducement and agreement in connection with the employment of the Optionee and is not in lieu of any salary or other compensation for the Optionee's services.

2.  Option Price.  The Option Price for the Option Shares shall be $_______
    ------------
    per share. The Option Price shall be paid in full as provided in Section 10 hereof.

3.  Term of Option.  The term of the Option shall be for a period of
    --------------
    five (5) years from _________________________________, 1997, subject to earlier termination as provided in Sections and hereof.

4.  Exercisability of Option.
    -------------------------

    (a) Subject to the provisions of Section (b) hereof, the Option shall be exercisable in accordance with the following schedule:


                                                  Number of Option
              Date                               Shares Purchasable
              ----                               ------------------
     On or after October 6, 1998                             33,333
     On or after October 6, 1999                 additional  33,333
     On or after October 6, 2000                 additional  33,334
                                                 ------------------
                           TOTAL                            100,000


The Optionee's right to exercise the Option shall be cumulative as to the Option Shares covered thereby.

          (b) The Company's grant of the Option is based upon the assumption that the Optionee's exercise of the Option and the Company's issuance of the Option Shares as a result of such exercise will be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). In the event that the Company's assumption is erroneous, the Option may not be exercised unless and until a registration statement under the Securities Act relating to the Option Shares shall be in effect, or unless and until the issuance of the Option Shares upon the exercise of the Option shall be exempt from registration under the Securities Act, in either of which events the term of the Option shall be deemed to have been automatically extended through and including a period of ninety (90) days from and after the date that such registration statement under the Securities Act relating to the Option Shares first becomes effective or the date that the issuance of the Option Shares upon the exercise of the Option first becomes exempt from registration under the Securities Act, as the case may be. In this regard, the Company shall use its best efforts to either register the Option Shares in accordance with the registration requirements of the Securities Act or to comply with any exemption therefrom with regard to the issuance of the Option Shares. The Company shall promptly notify Optionee of any automatic extension in the term of the Option in the event the foregoing provisions become applicable. In all events, the Optionee shall give a written representation satisfactory to legal counsel to the Company upon his exercise of the Option that he is acquiring the Option Shares for investment purposes and not with a view to, or for resale in connection with, the distribution of any Option Shares or other securities of the Company.

     5.   Limitation on Optionee's Rights.
          -------------------------------

          (a) The Optionee shall not have any of the rights of a shareholder of the Company with respect to the Option Shares except to the extent that one or more certificates for the Option Shares shall be delivered to him upon the due exercise of the Option.

          (b) Nothing contained in this Agreement shall confer upon the Optionee any right with respect to the continuation of his employment by the Company or a parent or a subsidiary of the Company or interfere in any way with the right of the Company or a parent or a subsidiary of the Company (subject to the terms of any separate employment agreement to the contrary) to terminate his employment at any time or to increase or decrease the compensation payable to the Optionee.

          (c) As a limitation upon the exercisability of the Option, and in accordance with Section 422(d) of the Code, to the extent the aggregate Fair Market Value of the Stock with respect to which: (i) ISOs granted under the Plan; and (ii) incentive stock options granted under all other plans of the Company, a Parent or a Subsidiary (determined without regard to Section 422(d) of the Code), are exercisable for the first time by the Optionee during any calendar year of all such plans (inclusive of the Plan) shall exceed one hundred thousand dollars ($100,000), then the exercisability of such options (inclusive of the ISOs granted under the Plan) shall be deferred, taking all such options in order in which such options shall have been granted. To the extent the exercisability of an ISO is deferred by reason of the foregoing limitation, the deferred portion shall become exercisable in the first calendar year or years thereafter in which the one hundred thousand dollars ($100,000) limitation in this Section would not be contravened, but such deferral shall in all events end thirty (30) days immediately prior to the early termination of the Option as provided in Section hereof or the effective date of a transaction described in
Section 3.2(d) of the Plan in which the ISO is not to be assumed, whereupon the ISO shall become immediately exercisable as a Non-ISO for the deferred portion of the Option shares.

6.   Nontransferability of Option.  The Option shall not be transferable by
     ----------------------------
     the Optionee otherwise than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Optionee only by him. More particularly, but without limiting the generality of the foregoing, the Option may not be assigned, transferred (except upon the death of the Optionee), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

7.   Early Termination of Option.  The Option and all rights under this
     ---------------------------
     Agreement, to the extent such rights shall not have been previously exercised, shall terminate and become immediately null and void on the expiration of thirty (30) days after the Optionee ceases to be an employee (whether by resignation, retirement, dismissal, total disability, death or otherwise) of the Company or a parent or a subsidiary of the Company; provided, however, the Option may thereafter be exercised as follows:

          (a) If the termination of employment was due to the Optionee's forced retirement after becoming totally disabled, the Optionee may, at any time or from time to time during a period of six (6) months after such termination of his employment, exercise the Option (except that in no event may the Option be exercised to any extent after the expiration of the term specified in Section hereof) to the extent such Option was exercisable by him on the date of such termination of his employment.

          (b) If the termination of employment was due to the death of the Optionee while in the employ of the Company or a parent or a subsidiary of the Company or in the event of his death within thirty (30) days after termination of his employment, then the Option, to the extent that the Optionee was entitled to exercise such Option on the date of his death in the first instance or the date of his termination of employment in the second instance, may be exercised within one (1) year after such death by the Optionee's executors, administrators, heirs or legatees; provided, however, that in no event may the Option be exercised to any extent after the expiration of the term specified in Section hereof.

8.   Nonsurvival of Company.  Where dissolution or liquidation of the
     ----------------------
     Company or any merger or combination in which the Company is not the surviving corporation is involved, the Option shall terminate as of the effective date of such liquidation, dissolution, merger or combination to the extent that the Option is not assumed by, or replaced by equivalent options granted by, the surviving corporation, if any, in such liquidation, dissolution, merger or combination, but, in such event, the Optionee shall have the right, for a period of thirty (30) days immediately prior to the effective date of such liquidation, dissolution, or merger or combination, to exercise his Option, in whole or in part, to the extent that such Option shall not have been previously exercised or so assumed or so replaced, without regard to the vesting provisions set forth in Section (a) hereof; provided, however, that no adjustment shall be made which would constitute a "modification" of such Option, as such term is defined in Section 425(h)(3) of the Code.

9.   Changes in Capital Structure.  In the event that the outstanding shares of
     ----------------------------
     common stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock dividend, stock split or reverse stock split, the rights of the Optionee shall be appropriately adjusted both as to the number of shares and the Option Price; provided, however, that no adjustment shall be made which would constitute a "modification" of such Option, as such term is defined in Section 425(h)(3) of the Code.

10.  Method of Exercising Option.
     ---------------------------

     (a) Subject to the terms and conditions of the Plan and this Agreement, the Option may be exercised by written notice ("Exercise Notice") from the Optionee or other person entitled to exercise the Option delivered to the Company stating the election to exercise the Option and the number of the Option Shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. The Exercise Notice shall be accompanied by the full exercise price for the Option Shares in respect of which the Option is being exercised. In the event the Option shall be exercised pursuant to Section
(b) hereof by any person or persons other than the Optionee, the Exercise Notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

     (b) The Option Price for the Option Shares shall be paid in one or more of the following forms: (i) Certified or bank cashier's check, personal check or the equivalent thereof payable to the order of the Company; or (ii) in Shares of Stock held by the Optionee (or any other person or persons exercising the Option); provided, however, that the Stock so surrendered is valued at Fair Market Value; and, provided further, in the case an Option Price is paid by an Insider in whole or in part by the delivery of shares of Stock, the Stock acquired in the exercise of such Option shall not be disposed of by the Insider for a six (6) month period commencing on the date on which the Insider last purchased Stock (including the Stock tendered in connection with such exercise) so long as and only to the extent such restriction is required under Section 16 of the 1934 Act and any rules or regulations promulgated thereunder. In addition, no such payment of the Option Price shall be made in full or in part with shares of Stock acquired by the Optionee through the prior exercise of an ISO where such shares shall not have been held by the Optionee within the requirements of Section 422(a)(1) of the Code.

     (c) The certificate or certificates for the Option Shares in respect of which the Option shall have been exercised shall be registered in the name of the person or persons exercising the Option, or, if the Option is exercised by the Optionee and if the Optionee shall so request in the Exercise Notice, shall be registered in the name of the Optionee and another person jointly, with right of survivorship, and shall be delivered as provided above to or upon the written order of the person or persons exercising the

Option. All of the Option Shares purchased upon the exercise of the Option as provided herein shall, when issued, be fully paid and nonassessable.

          (d) The Company's obligation to deliver the Option Shares upon the exercise of the Option shall be subject to satisfaction of all applicable federal, state and local income and employment tax withholding requirements. In addition, if at any time the Optionee makes a "disqualifying disposition" of an ISO, he shall also be responsible for payment of his share of all applicable federal, state and local income and employment tax withholding requirements caused as a result thereof and shall promptly pay to the Company upon demand the amount thereof.

11.  Legend on Certificates.  Each certificate representing the Option
     ----------------------
     Shares in respect of which the Option has been exercised by Optionee shall bear on its face the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER UNLESS REGISTERED UNDER SAID ACT OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THE TRANSFER QUALIFIES FOR AN EXEMPTION FROM OR EXCEPTION TO THE REGISTRATION PROVISIONS THEREOF."

12.  Adequate Authorized Capitalization.  The Company shall at all times
     ----------------------------------
     during the term of the Option reserve and keep available or otherwise have authorized such number of shares of the Company's common stock as will be sufficient to satisfy the requirements of this Agreement, shall pay all fees and expenses necessarily incurred by the Company in connection therewith, and shall from time to time use its best efforts to comply with all laws and regulations which, in the opinion of legal counsel to the Company, shall be applicable thereto.

13.  Notices.  All notices, requests, demands and other communications
     -------
     required or contemplated hereunder shall be in writing, shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed to have been given upon the earlier of (a) the date of personal delivery to the person to receive such notice at the address indicated below or (b) if mailed to the person to receive such notice at the address indicated below, four (4) business days after the date of posting by the United States Post Office as evidenced by the execution of the return receipt. The parties addresses, for all purposes hereof, are as follows:

            If to the Company:        Grip Technologies, Inc.

                              10 Corporate Park, Suite 130
                              Irvine, California  92714-5140
                              Attn:  Mr. Sam G. Lindsay

       If to the Optionee:    (See address on signature page)

Notice of change of address shall be given by written notice but shall not be deemed effective until it has been given in the manner detailed in this Section.

14.  Successors and Assigns.  Subject to the provisions of Section  hereof,
     ----------------------
     this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns.

15.  Applicable Law; Venue.  This Agreement shall be governed by,
     ---------------------
     interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of California applicable to agreements made and to be performed wholly within the State of California. The sole forum for resolving disputes arising under or relating to this Agreement shall be the Municipal and Superior Courts for the County of Orange, California, or the Federal District Court for the Central District of California and all related appellate courts, and the parties hereby consent to the jurisdiction of such courts and agree that venue shall be in Orange County, California; provided, however, if the Company relocates its principal executive offices to another County within the State of California, then the appropriate venue shall be the state or federal courts of such county.

16.  Counterparts.  This Agreement may be executed in one or more counterparts,
     ------------
     each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

17.  Entire Agreement; Amendment.  This Agreement contains the entire
     ---------------------------
     understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous written or oral negotiations or agreements between them regarding the subject matter hereof. No addition, modification or amendment of or to any term or provision of this Agreement, or to this Agreement as a whole, shall be effective unless set forth in writing and signed by all the parties hereto.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above mentioned.


       "Company"                                       "Optionee"

GRIP TECHNOLOGIES, INC.



By
   ------------------------              --------------------------------------
      Sam G. Lindsay                                 VICTOR AFABLE
         President

                                         --------------------------------------
                                                   Number and Street


                                         --------------------------------------
                                                City, State and Zip Code


                                          (If Optionee is unmarried as of the
                                          date hereof, then he shall sign his
                                          name again below.)

                                          I certify that, as of the date
                                          hereof, I am not married.



                                          --------------------------------------
                                                     VICTOR AFABLE

                                   EXHIBIT D

                         Private Stock Option Agreement



                               September 26, 1997



Mr. Victor Afable
12781 Springbranch Drive
Laurinburg, North Carolina 28352

Dear Victor:

     The purpose of this letter is to memorialize and confirm my commitment and agreement to sell you 100,000 shares of Common Stock of Grip Technologies, Inc., a California corporation (the "Company"), from shares which I currently own or hereafter acquire.

     My commitment and agreement is as follows:

     1. On the following terms and subject to the following conditions, I hereby agree to sell to you 100,000 shares of Common Stock of the Company which I own (the "Shares") at $.35 per share (the "Purchase Price").

     2. Your right to purchase the Shares will vest over three years on the basis of the following schedule: (i) 33,333 shares after completion of the first year of your employment by the Company; (ii) 33,333 shares after completion of the second year of your employment by the Company; (iii) 33,334 shares after completion of the third year of your employment by the Company.

     3. The Shares are "restricted securities" as that term is defined in Rule 144(a)(3) promulgated under the Securities Act of 1933 as amended (the "Act"). The Shares have not been registered under the Act or any securities or Blue Sky laws of any state (collectively the "State Laws") and, consequently, the Shares must be held indefinitely unless subsequently registered thereunder or an exemption from such registration is available. Neither I nor the Company has any obligation or intention to register the Shares for resale under the Act or any State Laws.

Mr. Victor Afable
September 26, 1997
Page 2


     4. You hereby acknowledge, and each time you exercise your right to purchase the Shares will acknowledge, that you will be purchasing the Shares for your own account and not with a view to or for sale in connection with any distribution of securities of the Company.

     5. By reason of your business or financial experience, you hereby represent, and each time that you exercise your right to purchase the Shares will represent, that you have the capacity to protect your own interests in connection with the purchase of the Shares.

     6. Your right to purchase the Shares must be exercised, if at all, within five (5) years following the initial commencement of your employment by the Company, otherwise your rights expire and lapse. The manner in which you are required to exercise your rights hereunder is to deliver to me a written notice of exercise, stating the number of the Shares you desire to purchase accompanied by your check, payable to me, in the amount of the Purchase Price for those Shares. The notice and payment of the Purchase Price must be actually received by me prior to the expiration of the five-year period or the earlier termination of your employment.

     7. If at any time during the first five (5) years of your employment by the Company you are terminated for "good cause" or you voluntarily resign or terminate your employment, all rights hereunder shall automatically and immediately terminate, and if as of such time you have previously purchased any Shares from me, I or my heirs, successors or assigns have the right and option to repurchase those Shares from you, and you hereby agree to sell those Shares to me, at the same Purchase Price as you originally paid me for those Shares. My right is exercisable at anytime within sixty (60) days following the termination or resignation of your employment by delivery to you of a written notice of my intent to exercise the repurchase right. Delivery of the Purchase Price therefor is conditioned upon the surrender and delivery of the certificate(s) representing the Shares.

     8. The certificate representing the Shares will bear appropriate restrictive legends, as specified by the Company or its legal counsel, regarding restrictions on transferability and compliance with the Act and State Laws, and the Company will place "stop transfer" instructions with respect thereto with its transfer agent. In addition, the

Mr. Victor Afable
September 26, 1997
Page 3


certificate will bear a legend indicating the repurchase right, as set forth in paragraph 7 above.

     9. Time is of the essence with respect to each and every provision set forth in of this letter.

     10. In the event that the outstanding shares of Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock dividend, stock split or reverse stock split, the Shares and the Purchase Right shall be appropriately adjusted.

     11. The provisions of this letter supersede any prior or contemporaneous commitments or understandings. This letter sets forth our entire agreement and understanding regarding the subject matter hereof. Any modification, amendment or waiver must be in writing signed by the party to be charged.

     If the foregoing is acceptable to you and accurately reflects our agreement, please date and sign the enclosed copy of this letter and return it to me at your earliest convenience.

                               Very truly yours,



SGL/cm                         Sam G. Lindsay


Agreed to and accepted on
  September 26, 1997

-------------------------
      Victor Afable